Exhibit 10.1

CARLISLE COMPANIES INCORPORATED
NONQUALIFIED DEFERRED COMPENSATION PLAN

Amended and Restated as of January 1, 2022

CHAR2\1856856v4

CARLISLE COMPANIES INCORPORATED
NONQUALIFIED DEFERRED COMPENSATION PLAN
Amended and Restated as of January 1, 2022

Table of Contents

i
CHAR2\1856856v4

ii
CHAR2\1856856v4

iii
CHAR2\1856856v4

SECTION 1
Purpose and Administration

1.1    Name of Plan. Carlisle Companies Incorporated, located at 16430 N. Scottsdale Road, Suite 400, Scottsdale, AZ 85254 and with employer tax identification number 31-1168055, hereby amends and restates the Carlisle Companies Incorporated Deferred Compensation Plan (the “Plan”) to clarify the distribution and other provisions, as set forth herein including the variable provisions selected and agreed to by the Company.

1.2    Effective Date. The original effective date of this Plan is February 2, 2010. The effective date of this amendment and restatement is January 1, 2022..

1.3    Purpose. The Company has established the Plan primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees of the Employers. The Plan is intended:

    (1)    to comply with Code section 409A and official guidance issued thereunder, and

    (2)    to be “a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

Notwithstanding any other provision of this Plan, this Plan shall be interpreted, operated and administered in a manner consistent with these intentions.

The Company intends that the Plan (and each trust under the Plan as described in Section 6.1) shall be treated as unfunded for tax purposes and for purposes of Title I of ERISA. The Plan is not intended to qualify under Code section 401(a). The Company’s obligations hereunder, if any, to a Participant (or to a Participant’s beneficiary) shall be unsecured and shall be a mere promise by the Company to make payments hereunder in the future. A Participant (or the Participant’s beneficiary) shall be treated as a general unsecured creditor of the Company.

1.4    Administration.

(a)    General. The Plan shall be administered by the Plan Administrator.

The Plan Administrator shall have the powers, rights and duties set forth in the Plan and shall have the power, in the Plan Administrator’s sole and absolute discretion, to determine all questions arising under the Plan, including the determination of the rights of all persons with respect to the Plan and to interpret the provisions of the Plan and remedy any ambiguities, inconsistencies, or omissions. Any decisions of the Plan Administrator shall be final and binding on all persons with respect to the Plan and the benefits provided under the Plan. The Plan Administrator may delegate the Plan Administrator’s authority under the Plan to one or more officers or directors of the Company; provided, however, that (a) such delegation must be in writing, and (b) the officers or directors of the Company to whom the Plan Administrator is delegating authority must accept such delegation in writing.

If a Participant is serving as the Plan Administrator (either individually or as a member of a committee), the Participant may not decide or determine any matter or question concerning
CHAR2\1856856v4

such Participant’s benefits under the Plan that the Participant would not have the right to decide or determine if the Participant were not serving as the Plan Administrator.

(b)    Upon Change in Control. Notwithstanding anything in the Plan to the contrary, upon and after a Change in Control, the Plan Administrator shall be (i) an independent third party selected by Wells Fargo Bank, National Association, as trustee, which may be Wells Fargo Bank, National Association, and approved by the individual who, immediately prior to such event, was the Company’s Chief Executive Officer or, if not so identified, the Company’s highest ranking officer (the “Ex-CEO”), or (ii) prior to the selection of an independent third party following a Change in Control, the Plan Administrator, as constituted prior to a Change in Control, shall continue to act as the Plan Administrator of the Plan until the date on which the independent third party is selected by Wells Fargo Bank, National Association, as trustee and approved by the Ex-CEO. The Plan Administrator shall have the powers, rights and duties set forth in Section 1.4(a); provided however, upon and after the occurrence of a Change in Control, the Plan Administrator shall have no power to direct the investment of, or select any investment manager or custodial firm for, Company assets set aside in a grantor trust for purposes of satisfying the obligations of the Company under the Plan. Upon and after the occurrence of a Change in Control, the Company must: (a) pay all reasonable administrative expenses and fees of the Plan Administrator; (b) indemnify the Plan Administrator against any costs, expenses and liabilities including, without limitation, attorney’s fees and expenses arising in connection with the performance of the Plan Administrator hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Plan Administrator or its employees or agents; and (c) supply full and timely information to the Plan Administrator on all matters relating to the Plan, the trust, the Participants and their beneficiaries, the account balances of the Participant’s, the date and circumstances of the Separation from Service or death of any Participant, and such other pertinent information as the Plan Administrator may reasonably require. Upon and after a Change in Control, the Plan Administrator may be terminated (and a replacement appointed) by Wells Fargo Bank, National Association, as trustee only with the approval of the Ex-CEO. Upon and after a Change in Control, the Plan Administrator may not be terminated by the Company.

SECTION 2
Definitions

For purposes of the Plan, the following words and phrases shall have the meanings set forth below, unless their context clearly requires a different meaning:

2.1    Affiliate. “Affiliate” has the meaning given such term under Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

2.2    Associate. “Associate” has the meaning given such term under Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

2.3    Beneficial Owner. “Beneficial Owner” has the meaning given such term under Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.4    Bonus. “Bonus” means an amount payable to an eligible Employee under an annual bonus or incentive compensation plan of the Company or a Subsidiary.

CHAR2\1856856v4

2.5    Change in Control. “Change in Control” shall occur in the event: (i) any Person shall become directly or indirectly the Beneficial Owner of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities for the election of directors or fifty percent (50%) or more of the Company’s then outstanding Common Shares, or (ii) any Person completes a tender offer pursuant to Regulation 14D promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor provision thereto, which results in such Person becoming the Beneficial Owner of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities for the election of directors or fifty percent (50%) or more of the Company’s then outstanding Company Stock.

2.6    Change in Control Acceleration Event. “Change in Control Acceleration Event” means a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company under section 409A(2)(A)(v) of the Code.

2.7    Code. “Code” means the Internal Revenue Code of 1986, as amended from time to time. Any reference to a section of the Code includes any comparable section or sections of any future legislation that amends, supplements or supersedes that section.

2.8    Company. “Company” means Carlisle Companies Incorporated, a Delaware corporation.

2.9    Company Stock. “Company Stock” means the common stock, $1.00 par value per share, of the Company.

2.10    Compensation. “Compensation” means (select all options that apply):

    ☒    Salary

    ☒    Bonus

    ☐    Excess Contributions

    ☒    Other Compensation: Restricted and performance shares awarded or earned under the Carlisle Companies Incorporated Incentive Compensation Program or its successor.

2.11    Deferral Election. “Deferral Election” means a written irrevocable election filed by the Participant with the Employer specifying the amount of Compensation to be deferred by the Participant for a Plan Year.

2.12    Deferred Compensation Account. “Deferred Compensation Account” means the bookkeeping account maintained under the Plan in the Participant’s name to reflect amounts deferred under the Plan pursuant to Section 3 (as adjusted under Section 4) and any Matching Contributions made on behalf of the Participant pursuant to Section 3 (as adjusted under Section 4). The Deferred Compensation Account shall be hypothetical in nature and shall be maintained for bookkeeping purposes only. Neither the Plan nor the Deferred Compensation Account shall hold any actual funds or assets. The Deferred Compensation Account shall consist of a Participant’s entire account balance.

2.13    Disabled. A Participant shall be considered “Disabled” if (select all options that apply):

    ☐    The Participant is unable to engage in any substantially gainful activity by reason of any medically determined physical or mental impairment that can be expected to result in death
CHAR2\1856856v4

or that has lasted or can be expected to last for a continuous period of not less than twelve months.

    ☒    The Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer.

2.14    Distribution Election. “Distribution Election” means an irrevocable election in a form acceptable to the Plan Administrator, which form may be electronic, filed by the Participant with the Employer specifying the time and form of payment for each type of Compensation deferred by the Participant pursuant to a Deferral Election with respect to such deferred Compensation. Any Distribution Election made by a Participant with respect to a type of Compensation deferred by the Participant shall also apply to any Matching Contribution credited to the Participant’s Deferred Compensation Account on account of such deferral. At the time a Participant completes his Deferral Election, he may designate the time and form of payment of such deferred Compensation (and earnings thereon). A Participant may elect to have the portion of his Deferred Compensation Account attributable to each Deferral Election (each a “Deferral Account”) paid at a different time and in a different form and may elect to have a percentage of each Deferral Account paid as of an In-Service Date and the remainder of such Deferral Account paid following the Participant’s Separation from Service, as follows.

(a)    Time. Except as otherwise provided in Section 2.14(b) below, a Participant may elect for payment to be made, or begin to be made, within 90 days following (1) the first business day of the seventh month following the Participant’s Separation from Service, (2) the first, second, third, fourth, fifth, sixth, seventh, eighth, ninth or tenth anniversary of the Participant’s Separation from Service, or (3) an In-Service Date designated by the Participant; provided that, in the event a Participant elects to be paid beginning as of an In-Service Date and has a Separation from Service prior to such In-Service Date, the portion of the Participant’s Deferred Compensation Account that would have been payable as of such In-Service Date will instead begin to be paid within 90 days of the first business day of the seventh month following the Participant’s Separation from Service. In the event a Participant is not fully vested in the Participant’s Deferred Compensation Account at the time distribution should begin as provided in this Section, distribution of the portion of the Participant’s Deferred Compensation Account that is not vested will be delayed and distributed within 90 days following the date such portion becomes fully vested.

(b)    Form. For payments commencing as a result of a Participant’s Separation from Service on or after the Participant’s Normal Retirement Date, or an In-Service Date designated by the Participant, a Participant may elect to have the portion of his Deferred Compensation Account paid to the Participant in a lump sum payment or in substantially equal annual installments (select all options that apply):

☐    Over a period of three (3) years;

☐    Over a period of five (5) years;

☐    Over a period of ten (10) years; or

☒    Over a period of up to ten (10) years.

CHAR2\1856856v4

The first annual installment shall be made at the time elected by the Participant in accordance with Section 2.14(a). Subsequent installment payments shall be made within 90 days of the anniversary of the first installment payment, provided that, effective as of June 30, 2016, if the first annual installment is to be made within 90 days of the first business day of the seventh month following the Participant’s Separation from Service, subsequent installments will be made within 90 days of the anniversary of the Participant’s Separation from Service.

The Deferred Compensation Account of a Participant who has a Separation from Service prior to the Participant’s Normal Retirement Date shall be paid to the Participant in a lump sum payment within 90 days following the first day of the seventh month following the Participant’s Separation from Service regardless of the time or form of payment otherwise elected by the Participant.

2.15    Employee. “Employee” means an employee of an Employer who meets the eligibility criteria set forth in Section 3.1 of the Plan and who is a member of a select group of management or highly compensated employees as defined under ERISA or the regulations thereunder.

2.16    Employer. “Employer” means, individually, the Company and each Participating Employer. The Company and the Participating Employers are sometimes collectively referred to herein as the “Employers.”

2.17    ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. Any reference to a section of ERISA includes any comparable section or sections of any future legislation that amends, supplements or supersedes that section.

2.18    Exchange Act. “Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

2.19    Group. “Group” means persons and entities that act in concert as described in section 14(d)(2) of the Exchange Act (other than the Company or any Subsidiary thereof and other than any profit-sharing, employee stock ownership or any other employee benefit plan of the Company or such Subsidiary, or any trustee of or fiduciary with respect to any such plan when acting in such capacity and other than any executive officer of the Company).

2.20    In-Service Date. “In-Service Date” with respect to payment of any portion of a Participant’s Deferred Compensation Account attributable to Salary and Bonus deferrals and any Matching Contributions thereon means April 1 of any year that begins at least twelve (12) months after the end of the period in which the deferred amount is earned. “In-Service Date” with respect to payment of any portion of a Participant’s Deferred Compensation Account attributable to restricted and performance share award deferrals, prior to January 1, 2022, means February 1 of any year that begins at least twelve (12) months after the end of the period in which the deferred amount is earned and vested.

2.21    Investment Options. The Plan Administrator will designate the hypothetical “Investment Options” available for Participant selection from time to time. The Investment Options are described in Appendix A.

2.22    Matching Contributions. “Matching Contributions” means the amounts credited to a Participant’s Deferred Compensation Account in accordance with Section 3.5.

CHAR2\1856856v4

2.23    Normal Retirement Date. “Normal Retirement Date” means (select only one option):

☒    The date the Participant attains 60 years of age.

☐    The date the Participant attains _____ years of age and has completed at least ____ Years of Service.

2.24    Other Compensation. “Other Compensation” means any type of compensation (other than Salary and Bonus) which the Company in its sole discretion permits to be deferred in the Plan.

2.25    Participant. “Participant” means an Employee who meets the eligibility criteria set forth in Section 3.1 and who has made a Deferral Election in accordance with the terms of the Plan or otherwise had amounts credited to his Deferred Compensation Account.

2.26    Participating Employer. “Participating Employer” means any Subsidiary of the Company that adopts the Plan in accordance with Section 7.1 (select one option):

    ☒    Which includes the Employers set forth on Appendix B.

    ☐    None.

2.27    Person. “Person” means and includes any individual, corporation, partnership or other person or entity and any Group and all Affiliates and Associates of any such individual, corporation, partnership, or other person or entity or Group.

2.28    Plan. “Plan” means the nonqualified deferred compensation plan set forth herein and as amended from time to time.

2.29    Plan Administrator. The “Plan Administrator” means the Pension and Insurance Committee of Carlisle, LLC.

2.30    Plan Year. “Plan Year” means (select one option):

    ☒    the calendar year. However, if the effective date of the Plan is other than January 1 of a year, the initial Plan Year shall be a short Plan Year, beginning on the effective date and ending on the following December 31.

    ☐    the fiscal year ending _______________. However, if the effective date of the Plan is other than the first day of the fiscal year, the initial Plan Year shall be a short Plan Year, beginning on the effective date and ending on the following fiscal year end.

2.31    Salary. “Salary” means the regular base salary paid to an eligible Employee by the Company or a Subsidiary.

2.32    Separation from Service. “Separation from Service” or “Separates from Service” means a “separation from service” within the meaning of Code section 409A.

2.33    Subsequent Distribution Election. “Subsequent Distribution Election” means an election to change the time or form of payment of a Participant’s Deferred Compensation Account balance pursuant to Section 5.7.

CHAR2\1856856v4

2.34    Subsidiary. “Subsidiary” means any corporation, partnership, joint venture, association or similar organization or entity (select one option):

    ☒    In which the Company owns, directly or indirectly, a majority of equity interests.

    ☐    Which includes the Participating Employers.

    ☐    None.

2.35    Unforeseeable Emergency. “Unforeseeable Emergency” means a severe financial hardship of the Participant resulting from:

(a)    A sudden and unexpected illness or accident of the Participant, the Participant’s beneficiary, the Participant’s spouse, or the Participant’s dependent (as defined in Code section 152(a));

(b)    Loss of Participant’s property due to casualty; or

(c)    Such other similar extraordinary and unforeseeable circumstances resulting from events beyond the control of the Participant.

Whether a Participant has an Unforeseeable Emergency shall be determined in the sole discretion of the Plan Administrator.

2.36    Valuation Date. “Valuation Date” means each business day the financial markets and Wells Fargo Bank are open, unless the underlying investment requires a less frequent valuation.

SECTION 3
Eligibility, Participation, Deferral Elections, and Matching Contributions

3.1    Eligibility and Participation. Subject to the conditions and limitations of the Plan, the following persons are eligible to participate in the Plan (select and complete options(s) after consultation with legal counsel):

☐    All Employees with a rank of ___________________ (insert title) or above and with total earnings of at least $135,000 for the 12 month period ending on the September 30th immediately prior to each Plan Year.

☐    The following Employees of the Employers:

(Attach an addendum if necessary)

☒    Such Employees as the Plan Administrator may select from time to time, in its sole discretion.

Any individuals specified above by an Employer may be changed by action of the Employer for the following Plan Year. An Employee eligible to participate in the Plan shall become a Participant upon the execution and filing with the Plan Administrator of an election to defer a portion of the Employee’s Compensation, in a form acceptable to the Plan Administrator which may be electronic. A Participant shall remain a Participant until the entire balance of the Participant’s Deferred Compensation Account has been distributed.

CHAR2\1856856v4

3.2    Rules for Deferral and Distribution Elections. Any Employee identified in Section 3.1 may make a separate Deferral Election to defer receipt of each type of Compensation selected in Section 2.10 in accordance with the rules set forth below:

(a)    All Deferral Elections must be made in the manner prescribed by the Plan Administrator and shall include a Distribution Election with respect to such Compensation (and earnings thereon). Each Deferral Election will be effective only when filed with the Plan Administrator no later than the date specified by the Plan Administrator. Subject to the immediately succeeding paragraph, in no event may a Deferral Election be made later than the last day of the Plan Year preceding the Plan Year in which the Compensation being deferred is earned.

Notwithstanding the foregoing, (1) if the Plan Administrator determines that any Compensation qualifies as “performance-based compensation” under Code section 409A, an eligible Employee may elect to defer a portion of such Compensation by filing a Deferral Election at a later time up until the date six months before the end of the performance period as permitted by the Plan Administrator, (2) in the first year in which an Employee becomes eligible to participate in the Plan, a Deferral Election may be made with respect to services to be performed subsequent to the election within 30 days after the date the Employee becomes eligible to participate in the Plan to the extent permitted under Code section 409A and (3) an election to defer Compensation attributable to restricted shares awarded under the Carlisle Companies Incorporated Incentive Compensation Program (or its successor) may be made on or before the 30th date after such shares are awarded and such deferral election shall be given effect only if the shares become vested after the first anniversary of the date such shares are awarded.

Select one option (b) below:

(b)    ☒    With respect to Plan Years following the Participant’s initial Plan Year of participation in the Plan, failure to complete another Deferral Election for a Plan Year shall constitute a waiver of the Participant’s right to participate in the Plan for such Plan Year.

(b)    ☐    With respect to Plan Years following the Participant’s initial Plan Year of participation in the Plan, failure to complete another Deferral Election shall constitute a waiver of the Participant’s right to elect a different amount of Compensation to be deferred for each such Plan Year and shall be considered an affirmation and ratification to continue the Participant’s existing Deferral Election and corresponding Distribution Election. However, a Participant may, prior to the beginning of any Plan Year, elect to increase or decrease the amount of Compensation to be deferred for the next following Plan Year by filing another Deferral Election with the Plan Administrator in accordance with paragraph (a) above. The Participant may also file another Distribution Election with the Plan Administrator with respect to such deferred Compensation.

3.3    Amounts Deferred. For Plan Years beginning on or after January 1, 2022, a Participant may elect to: (complete for each item of Compensation selected in Section 2.10):

☒    Defer up to 50% of Salary.

CHAR2\1856856v4

☒    Defer up to 90% of Bonus.

The amount of Compensation deferred by a Participant shall be credited to the Participant’s Deferred Compensation Account as soon as administratively practicable after the date the Compensation would be paid to the Participant absent deferral.

3.4    Cancellation of Deferral Elections. If a Participant becomes Disabled or obtains a distribution under Section 5.6 on account of an Unforeseeable Emergency during a Plan Year, his Deferral Election for such Plan Year shall be cancelled.

3.5    Matching Contributions. Effective for Plan Years beginning on and after January 1, 2012, an amount shall be credited as Matching Contributions to the Deferred Compensation Account of each Participant who made deferrals of Salary and/or Bonus under Section 3.3 in an amount equal to one hundred percent (100%) of such deferrals up to a maximum of four percent (4%) of Salary and four percent (4%) of Bonus. Matching Contributions shall be credited to the Participant’s Deferred Compensation Account at the same time the corresponding Salary or Bonus deferral is credited to the Participant’s Deferred Compensation Account under Section 3.3.

SECTION 4
Deferred Compensation Accounts

4.1    Deferred Compensation Accounts. All amounts deferred pursuant to one or more Deferral Elections, and any Matching Contributions under the Plan shall be credited to a Participant’s Deferred Compensation Account and shall be adjusted under Section 4.2.

4.2    Deferral Account Adjustments and Hypothetical Investment Options. As of each Valuation Date, the Plan Administrator shall adjust amounts in a Participant’s Deferred Compensation Account to reflect earnings (or losses) in the Investment Options attributable to the Participant’s Deferred Compensation Account. Earnings (or losses) on amounts in a Participant’s Deferred Compensation Account shall accrue commencing on the date the Deferred Compensation Account first has a positive balance and shall continue to accrue until the entire balance in the Participant’s Deferred Compensation Account has been distributed. Earnings (or losses) shall be credited to a Participant’s Deferred Compensation Account based on the results that would have been achieved had amounts credited to the Deferred Compensation Account been invested as soon as practicable after crediting into the Investment Options selected by the Participant. Nothing in this Subsection 4.2 or otherwise in the Plan, however, will require the Company to actually invest any amounts in such Investment Options or otherwise.

4.3    Vesting. A Participant shall be fully vested in the amounts credited to the Participant’s Deferred Compensation Account attributable to the Participant’s Salary and Bonus Deferral Elections and any Matching Contributions on such deferrals. A Participant shall be vested in the amounts credited to the Participant’s Deferred Compensation Account attributable to the Participant’s restricted or performance shares awarded or earned under the Carlisle Companies Incorporated Incentive Compensation Program (or its successor) as provided in the agreement setting forth the terms and conditions of the restricted or performance share award under such program, or as otherwise determined by the Company.

CHAR2\1856856v4

4.4    Investment Options. The Plan Administrator shall specify procedures to allow Participants to make elections as to the deemed investment of amounts newly credited to their Deferred Compensation Accounts, as well as the deemed investment of amounts previously credited to their Deferred Compensation Accounts. Participant fund selections must be made to the Plan Administrator or designated agent. Fund selections will be effective within a reasonable period of time as determined by the means used to communicate such selections and generally accepted business practices.

The Plan Administrator or its designated agent may take investment instructions from a Participant as of any business day regarding Investment Options. Investment elections and/or transfer instructions may be accepted in a manner determined by the Plan Administrator.

The Plan Administrator shall designate the Investment Options available for selection under this Section 4.4. Investment Options are selected solely for purposes of determining hypothetical gains and/or losses to a Participant’s bookkeeping account. Neither the Plan nor any of the Deferred Compensation Accounts shall hold any actual funds or assets. The Plan Administrator may change Investment Options at its discretion.

4.5    Special Rule for Company Stock Hypothetical Investment Option. Notwithstanding any provision of this Plan that may be construed to the contrary, (a) shares of Company Stock deferred under the Plan shall remain allocated to the Company Stock Investment Option, (b) the portion of any Participant’s Deferred Compensation Account that is allocated to the Company Stock Investment Option shall at all times prior to distribution be allocated to the Company Stock Investment Option, and (c) the full balance of the Participant’s Deferred Compensation Account that is allocated to the Company Stock Investment Option shall be distributed in the form of Company Stock.

SECTION 5
Payment of Benefits

5.1    Time and Form of Payment.

(a)    Deferred Compensation Account. Payment of a Participant’s Deferred Compensation Account shall be made in accordance with the Participant’s Distribution Election(s). If no Distribution Election was made, then payment of such Deferred Compensation Account shall be distributed in a lump sum within 90 days following the first business day of the seventh month following the Participant’s Separation from Service.

(b)    Small Benefit Cashout. Notwithstanding any Distribution Elections made by a Participant, if the Participant’s Deferred Compensation Account balance is less than $25,000 at the time any installment payment is to be made to the Participant, the entire remaining Deferred Compensation Account balance shall be distributed to the Participant in a lump sum.

5.2    Payment Upon Disability. Notwithstanding anything in the Plan or any Distribution Election to the contrary, in the event a Participant becomes Disabled while the Participant is employed by or associated with an Employer, payment of the Participant’s Deferred Compensation Account shall be made in a lump sum payment within 90 days following the date on which the Participant becomes Disabled. Whether a Participant is Disabled for purposes of the Plan shall be determined by the Plan Administrator, and in making such determination, the Plan Administrator may rely on the opinion of a physician(s) selected by the Plan Administrator for such purpose.

CHAR2\1856856v4

5.3    Payment Upon Death of a Participant. Notwithstanding anything in the Plan or any Distribution Election to the contrary, a Participant’s Deferred Compensation Account shall be paid to the Participant’s beneficiary (designated in accordance with Section 5.5) in a lump sum payment within 90 days following the date of the Participant’s death.

5.4    Payment Upon Separation from Service within Twelve Months of Change in Control Acceleration Event. Notwithstanding anything in the Plan or any Distribution Election to the contrary, a Participant’s Deferred Compensation Account shall be paid to the Participant in a lump sum payment following the first business day of the seventh month following the Participant’s Separation from Service, if such Separation from Service occurs within 12 months after a Change in Control Acceleration Event.

5.5    Beneficiary. The Participant may name a beneficiary or beneficiaries to receive the balance of the Participant’s vested Deferred Compensation Account in the event of the Participant’s death prior to the payment of the Participant’s vested Deferred Compensation Account. To be effective, any beneficiary designation must be made in accordance with rules and procedures adopted by the Plan Administrator for that purpose, which procedures may include electronic designations. A Participant may revoke an existing beneficiary designation by filing another beneficiary designation with the Plan Administrator. The latest beneficiary designation received by the Plan Administrator shall be controlling. If no beneficiary is named by a Participant, or if the Participant survives all of the Participant’s named beneficiaries and does not designate another beneficiary, the Participant’s Deferred Compensation Account shall be paid in the following order of precedence:

(a)    The Participant’s spouse;

(b)    The Participant’s estate.

If (i) a Participant who is married designates the Participant’s spouse as the Participant’s beneficiary or (ii) a Participant who is registered as a domestic partner or has obtained a civil union license with another individual (in either event, such individual is hereafter referred to as the Participant’s “Domestic Partner”) designates the Participant’s Domestic Partner as the Participant’s beneficiary, and subsequent to such designation the Participant and the Participant’s spouse are divorced or the relationship between the Participant and the Participant’s Domestic Partner is legally dissolved, the designation of the Participant’s spouse or Domestic Partner as the Participant’s beneficiary (as the case may be) shall become void and shall have no further legal force or effect from and after such divorce or dissolution. Should the Participant wish to designate a former spouse or Domestic Partner as his beneficiary, he must affirmatively do so by completing a new beneficiary designation form, after the date of his divorce or dissolution, naming his former spouse or Domestic Partner as his beneficiary.

5.6    Optional Distribution Alternative. (select if applicable)

☒    Unforeseeable Emergency. Notwithstanding anything in the Plan or any Distribution Election to the contrary, if the Plan Administrator determines that a Participant has incurred an Unforeseeable Emergency, the Participant shall receive in a lump sum payment all or any portion of the Participant’s Deferred Compensation Account needed to satisfy the Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, but only if the Unforeseeable Emergency may not be relieved (a) through reimbursement or compensation by insurance or otherwise; (b) by liquidation of the Participant’s assets to the extent the liquidation of such assets would not itself cause severe financial hardship; or (c) by cessation of deferrals under the Plan. A payment on account of an Unforeseeable Emergency shall not be in excess of the amount needed to relieve such Unforeseeable Emergency and shall be made within 90 days following the date of such Unforeseeable Emergency.
CHAR2\1856856v4

5.7    Changes in Time or Form of Distribution. (select one option)

☐    The Plan does not permit Subsequent Distribution Elections.

☒    The Plan permits Subsequent Distribution Elections solely with respect to distributions under Section 5.1(a).

If applicable, the Plan Administrator may establish procedures for making a Subsequent Distribution Election in accordance with the requirements of Code section 409A. In addition to the requirements the Plan Administrator may establish, a Participant may make a Subsequent Distribution Election by filing an irrevocable written form with the Plan Administrator, but only if the following conditions are satisfied:

(a)    The Subsequent Distribution Election may not take effect until at least twelve (12) months after the date on which the election is made;

(b)    A distribution may not be made earlier than at least five (5) years from the date the distribution would have otherwise been made; and

(c)    In the case of an election to change the time or form of a distribution related to a payment at a specified time, the Subsequent Distribution Election must be made at least twelve (12) months before the date of the first scheduled distribution.

5.8    Effect of Early Taxation. Notwithstanding anything in the Plan or any Distribution Election to the contrary, if a Participant’s benefits under the Plan are includible in income pursuant to Code section 409A, such benefits shall be distributed immediately to the Participant.

5.9    Permitted Delays. Notwithstanding anything in the Plan to the contrary, any payment to a Participant under the Plan shall be delayed upon the Plan Administrator’s reasonable anticipation of one or more of the following events:

(a)    The Company’s deduction with respect to such payment would be eliminated by application of Code section 162(m); or

(b)    The making of the payment would violate Federal securities laws or other applicable law;

provided, that any payment delayed pursuant to this Section 5.9 shall be paid in accordance with Code section 409A.

5.10    Withholding of Taxes. In connection with the Plan, the Employers, or a properly designated agent, may withhold any applicable Federal, state or local income tax and employment taxes, including Social Security taxes, at such time and in such amounts from a benefit payment under the Plan or a Participant’s wages or reduce a Participant’s Deferred Compensation Account as is necessary to comply with applicable laws and regulations. The Employers, or a properly designated agent, shall report Plan payments and other Plan-related information to the appropriate governmental agencies as required under applicable laws.

CHAR2\1856856v4

SECTION 6
Miscellaneous

6.1    Rights Unsecured. Any payments by a trust of benefits provided to a Participant under the Plan shall be considered payment by the Company and shall discharge the Company from any further liability under the Plan for such payments. Any funds set aside by the Company for the purpose of meeting its obligations under the Plan, including any amounts held by Wells Fargo Bank, National Association (or any successor), as trustee, shall continue for all purposes to be part of the general assets of the Company and shall be available to its general creditors in the event of the Company’s bankruptcy or insolvency. The Company’s obligation under this Plan shall be that of an unfunded and unsecured promise to pay money in the future.

The Company shall establish and maintain one or more grantor trust(s) to hold assets to be used for payment of benefits under the Plan.

6.2    No Enlargement of Rights. Establishment of the Plan shall not be construed to give any Employee the right to be retained by the Employers or to any benefits not specifically provided by the Plan. Any liability of the Company to any Participant, former Participant, or Participant’s beneficiary with respect to a right to payment under the Plan shall be based solely upon contractual obligations created by the Plan.

6.3    Interests Not Transferable. Except as to withholding of any tax under the laws of the United States or any state or locality and the provisions of Section 5.10, no benefit payable at any time under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, or any other encumbrance of any kind or to any attachment, garnishment, or other legal process of any kind. Any attempt by a person (including a Participant or a Participant’s beneficiary) to anticipate, alienate, sell, transfer, assign, pledge, or otherwise encumber any benefits under the Plan, whether currently or thereafter payable, shall be void. If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge or otherwise encumber such person’s benefits under the Plan, or if by any reasons of such person’s bankruptcy or other event happening at any time, such benefits would devolve upon any other person or would not be enjoyed by the person entitled thereto under the Plan, then the Plan Administrator, in the Plan Administrator’s sole discretion, may terminate the interest in any such benefits of the person otherwise entitled thereto under the Plan and may hold or apply such benefits in such manner as the Plan Administrator may deem proper.

6.4    Domestic Relations Orders.

If applicable and notwithstanding Section 6.3, all or a portion of a Participant’s Deferred Compensation Account balance may be paid to another person as specified in a domestic relations order that the Company determines is qualified (a “Qualified Domestic Relations Order”). For this purpose, a Qualified Domestic Relations Order means a judgment, decree, or order (including the approval of a settlement agreement) which:

(a)    is issued pursuant to a State’s domestic relations law;

(b)    relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of the Participant;

(c)    creates or recognizes the right of a spouse, former spouse, child or other dependent of the Participant to receive all or a portion of the Participant’s benefits under the Plan;

CHAR2\1856856v4

(d)    provides for an immediate lump sum payment as soon as administratively possible after the Company determines that a Qualified Domestic Relations Order exists; and

(e)    meets such other requirements established by the Company.

The Plan Administrator shall determine whether any document received by it is a Qualified Domestic Relations Order. In making this determination, the Company may consider the rules applicable to “domestic relations orders” under Code section 414(p) and ERISA section 206(d), and such other rules and procedures as it deems relevant. If an order is determined to be a Qualified Domestic Relations Order, the amount to which the other person is entitled under such order shall be paid in a lump sum payment as soon as administratively possible after such determination, but in no event later than 90 days following such date.

6.5    Forfeitures and Unclaimed Amounts. Unclaimed amounts shall consist of the amounts in the Deferred Compensation Account of a Participant that cannot be distributed because of the Plan Administrator’s inability, after a reasonable search, to locate a Participant or the Participant’s beneficiary, as applicable, within a period of two years after the distribution date upon which the payment of benefits became due. Unclaimed amounts shall be forfeited at the end of such two-year period. If a valid claim is subsequently made for the forfeited amount, such amount shall be restored (less any income tax withholdings and without adjustment for interim earnings or losses) as if there had been no forfeiture.

6.6    Controlling Law. The law of the state of Delaware shall be controlling in all matters relating to the Plan to the extent not preempted by Federal Law.

6.7    Words and Headings. Words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. Any headings used herein are included for ease of reference only, and are not to be construed so as to alter the terms hereof.

6.8    Action by the Employers. Except as otherwise specifically provided herein, any action required of or permitted to be taken by an Employer under the Plan shall be by resolution of its Board of Directors or by resolution of a duly authorized committee of its Board of Directors or by action of a person or persons authorized by resolution of such Board of Directors or such committee.

6.9    No Fiduciary Relationship. Nothing contained in this Plan, and no action taken pursuant to its provisions by either the Employers or the Participants shall create, or be construed to create a fiduciary relationship between the Employer and the Participant, a designated beneficiary, other beneficiaries of the Participant, or any other person.

6.10    Claims Procedures.

(a)    Initial Review. Any person (hereinafter referred to as a “Claimant”) who believes that he or she is being denied a benefit to which he or she may be entitled under the Plan may file a written request for such benefit with the Plan Administrator. Such written request must set forth the Claimant’s claim and must be addressed to the Plan Administrator, at the Company’s principal place of business. Upon receipt of a claim, the Plan Administrator shall advise the Claimant that a reply will be forthcoming within ninety days and shall deliver a reply within ninety days. If special circumstances (such as for a hearing) require a longer period, the Plan Administrator may extend the reply period for an additional ninety days so long as the Plan Administrator notifies the Claimant in writing, prior to the expiration of the ninety day period, of the reasons for an extension of time. If the claim is
CHAR2\1856856v4

denied in whole or in part, the Plan Administrator shall issue a written determination, using language calculated to be understood by the Claimant, setting forth:

(1)    The specific reason or reasons for such denial;

(2)    The specific reference to pertinent provisions of the Plan upon which such denial is based;

(3)    A description of any additional material or information necessary for the Claimant to perfect the Claimant’s claim and an explanation why such material or such information is necessary; and

(4)    Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review, including the time limits for requesting such a review and the Claimant’s right to bring a civil action under ERISA section 502(a) following an adverse benefit determination on review.

(b)    Review of Denial. Within sixty days after the receipt by the Claimant of the written determination described above, the Claimant may request in writing, that the Plan Administrator review the initial claim determination. The request must be addressed to the Plan Administrator, at the Company’s principal place of business. The Claimant or the Claimant’s duly authorized representative will have, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claims for benefits and may submit issues and comments in writing for consideration by the Plan Administrator. The review will take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

If the claimant does not request a review of the Plan Administrator’s determination within such sixty day period, the Claimant shall be barred and estopped from challenging the Plan Administrator’s determination. If the Claimant does file a request for review, his request must include a description of the issues and evidence he deems relevant. Failure to raise issues or present evidence on review will preclude those issues or evidence from being presented in any subsequent proceeding or judicial review of the claim.

Within sixty days after the Plan Administrator’s receipt of a request for review, the Plan Administrator will render a decision. After considering all materials presented by the Claimant, the Plan Administrator will render a written determination, written in a manner calculated to be understood by the Claimant setting forth:

(1)    The specific reasons for the adverse determination;

(2)    The specific references to the pertinent provisions of the Plan on which the decision is based;

(3)    A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits; and

CHAR2\1856856v4

(4)    A statement describing any voluntary appeal procedures offered by the Plan and the Claimant’s right to obtain the information about such procedures, as well as a statement of the Claimant’s right to bring an action under ERISA section 502(a).

If special circumstances require that the sixty day time period be extended, the Plan Administrator will so notify the Claimant in writing before the end of the sixty day period and will render the decision as soon as practicable, but no later than one hundred twenty days after receipt of the request for review.

(c)    Finality of Determinations; Exhaustion of Remedies. To the extent permitted by law, decisions reached under the claims procedures set forth in this Section 6.10 shall be final and binding on all parties. No legal action for benefits under the Plan shall be brought unless and until the Claimant has exhausted his remedies under this Section 6.10. In any such legal action, the Claimant may only present evidence and theories which the Claimant presented during the claims procedure. Any claims which the Claimant does not in good faith pursue through the review stage of the procedure shall be treated as having been irrevocably waived. Judicial review of a Claimant’s denied claim shall be limited to a determination of whether the denial was an abuse of discretion based on the evidence and theories the Claimant presented during the claims procedure.

(d)    Limitations Period. Any suit or legal action initiated by a Claimant under the Plan must be brought by the Claimant no later than one year following a final decision on the claim for benefits by the Plan Administrator. The one-year limitation on suits for benefits will apply in any forum where a Claimant initiates such suit or legal action.

6.11    Disability Claims. Claims for disability benefits shall be determined under DOL Regulation section 2560.503-1 which is hereby incorporated by reference.

6.12    Notice. Any notice required or permitted to be given under the provisions of the Plan shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party’s last known address as shown on the records of the Employers. Notices to the Plan Administrator should be sent in care of the Company at the Company’s principal place of business. The date of such mailing shall be deemed the date of notice. Either party may change the address to which notice is to be sent by giving notice of the change of address in the manner set forth above.

6.13    No Guarantee of Benefits. Nothing contained in the Plan shall constitute a guarantee by the Company or any other person or entity that the assets of the Company will be sufficient to pay any benefits hereunder.

6.14    Incapacity of Recipient. If any person entitled to a distribution under the Plan is deemed by the Plan Administrator to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until a claim for such payment shall have been made by a duly appointed guardian or other legal representative of such person, the Plan Administrator may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company and the Plan with respect to the payment.

CHAR2\1856856v4

6.15    Corporate Successors. The Plan and the obligations of the Company under the Plan shall become the responsibility of any successor to the Company by reason of a transfer or sale of substantially all of the assets of the Company or by the merger or consolidation of the Company into or with any other corporation or other entity.

6.16    Severability. In the event any provision of the Plan shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted.

6.17    Indemnification. To the extent not covered by insurance, the Company shall indemnify the Plan Administrator, each employee, officer, director, and agent of the Company, and all persons formerly serving in such capacities, against any and all liabilities or expenses, including all legal fees relating thereto, arising in connection with the exercise of their duties and responsibilities with respect to the Plan, provided however that the Company shall not indemnify any person for liabilities or expenses due to that person’s own gross negligence or willful misconduct.

SECTION 7
Employer Participation

7.1    Adoption of Plan. Any Subsidiary of the Company may, with the approval of the Company, adopt the Plan by filing with the Company a resolution of its board of directors to that effect.

7.2    Withdrawal from the Plan by Employer. Any Participating Employer shall have the right, at any time, upon the approval of, and under such conditions as may be provided by the Plan Administrator, to withdraw from the Plan in accordance with the requirements under Code section 409A by delivering to the Plan Administrator written notice of its election so to withdraw.

SECTION 8
Amendment and Termination

8.1    Amendment or Termination. The Company intends the Plan to be permanent, but reserves the right to modify, amend or terminate the Plan when, in the sole discretion of the Company, such amendment or termination is advisable.

8.2    Effect of Amendment or Termination. No amendment or termination of the Plan shall reduce or eliminate any vested balance in a Participant’s Deferred Compensation Account accrued through the date of such amendment or termination. However, an amendment may freeze or limit future deferrals or credits of benefits under the Plan on and after the date of such amendment. Upon termination of the Plan, distribution of Plan benefits shall be made to Participants and beneficiaries in the manner and at the time described in Section 5, unless the Company determines in its sole discretion that all such amounts shall be distributed upon termination in accordance with the requirements under Code section 409A. Upon termination of the Plan, no further deferrals of Compensation shall be permitted; provided, however, earnings, gains and losses shall continue to be credited to each Participant’s Deferred Compensation Account balance in accordance with Section 4 until the vested Deferred Compensation Account balances are fully distributed.

    IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officers on this ____ day of January, 2022.

CHAR2\1856856v4

CARLISLE COMPANIES INCORPORATED

By:     /s/ Robert M. Roche

Title:     Vice President & Chief Financial Officer
CHAR2\1856856v4

Appendix A

Investment Options

1.    Company Stock—a fund invested solely in shares of Company Stock.

2.    Fixed Income—a fund that credits interest at a variable rate per annum equal to the yield on ten-year U.S. Treasury notes plus 200 bps. The yield on ten-year U.S. Treasury notes shall be determined as of the last day of the month preceding the beginning of each calendar quarter.

3.    Other mutual fund selections specified from time to time by the Plan Administrator.

CHAR2\1856856v4

Appendix B

Participating Employers

Participating Employers

Carlisle, LLC
Carlisle Construction Materials LLC (formerly Carlisle Construction Materials Incorporated)
Carlisle Fluid Technologies, Inc. (formerly Carlisle Transportation Products, Inc.)
Carlisle Interconnect Technologies, Inc.

Participating Employers also includes all subsidiaries of the listed companies.

CHAR2\1856856v4